Exhibit 32.2
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CERTIFICATIONS  PURSUANT  TO  SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002 (18
U.S.C.  SECTION  1350)

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In  connection  with  the  Quarterly  Report  of  Medcom  USA Incorporated. (the
"Company") on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William P. Williams, Principle Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Registrant                               MedCom  USA  Incorporated
Date:  November  13,  2007               By:  /s/  William  P.  Williams
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                                         William  P.  Williams
                                         Chairman,  President  Chief  Executive
                                         Officer  (Principle  Executive Officer,
                                         Principle  Financial  Officer)